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                                                                EXHIBIT 3.3

                         CRESCENT CAPITAL TRUST, INC.

                            ARTICLES OF AMENDMENT


        CRESCENT CAPITAL TRUST, INC., a Maryland Corporation having its principal office in Maryland at The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter referred to as the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:   The Charter of the Corporation is hereby amended by striking out Article II of the Articles of Incorporation and inserting in lieu thereof the following:

                                  ARTICLE II
                                     NAME

        The name of this corporation shall be Capstone Capital Trust, Inc.

        SECOND: The Board of Directors of the Corporation by unanimous written consent, dated May 19, 1994, pursuant to Section 2-408 of the Corporations and Associations Article of the Annotated Code of Maryland duly adopted a resolution in which set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation.

        THIRD:   That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent, dated May 19, 1994, given in accordance with the provisions of
Section 2-505 of the Corporations and Associations Article of the Annotated
Code of Maryland and filed with the records of stockholder meetings.

        FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.






                              STATE OF MARYLAND
                              -----------------

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 5-23-94.
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
BY:  /s/ Gloria J. Watson
   ---------------------------------
This stamp replaces our previous certification system.  Effective: 10/84
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        IN WITNESS WHEREOF, Crescent Capital Trust, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May _____, 1994.



                                             CRESCENT CAPITAL TRUST, INC.

                                             /s/ John W. McRoberts
                                             ----------------------------
                                             John W. McRoberts
                                             President

ATTEST:

/s/ Andrew L. Kizer
--------------------------
Andrew L. Kizer
Secretary



        THE UNDERSIGNED, President of Crescent Capital Trust, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, that the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                             /s/ John W. McRoberts
                                             ----------------------------
                                             John W. McRoberts
                                             President